April 4, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:      Vanguard Cellular Systems, Inc.
                  Registration Statement on Form S-3
                     File No. 33-61295

Gentlemen:

         We have represented Vanguard Cellular Systems, Inc. (the "Corporation"), a North Carolina corporation, in connection with the offer for sale under the Securities Act of 1933, as amended (the "Act") of $200,000,000 aggregate principal amount of the Corporation's Senior Debentures due 2006 (the "Debentures").

         In such connection, we have examined the Corporation's Articles of Incorporation, including all amendments thereto, its Bylaws, including all amendments thereto, such of its other corporate records as we deemed necessary or advisable for purposes of rendering this opinion, the Registration Statement on Form S-3 relating to the Debentures and other securities of the Corporation (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on July 25, 1995, as amended by Amendments No. 1, 2 and 3 to the Registration Statement filed with the Commission on September 11, 1995, September 22, 1995 and October 2, 1995, respectively, including the Prospectus therein (the "Prospectus"), the form of Senior Debenture Indenture included as an exhibit to the Registration Statement as revised and supplemented by the form of Senior Debenture Indenture and form of Supplemental Indenture included as exhibits to the Corporation's current Report on Form 8-K filed today with the Commission (the "Indenture"), and the Prospectus Supplement filed today with the Commission relating to the Debentures (the "Prospectus Supplement").



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Securities and Exchange Commission
April 4, 1996
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         Based on the foregoing, we are of the following opinions:

         (1) The Indenture has been duly authorized by the Corporation and, when duly executed and delivered by the parties thereto, will constitute a valid and legally binding instrument of the Corporation;

         (2) When the Debentures have been duly authorized, executed, authenticated, issued, and delivered in accordance with the Indenture, against payment therefor in accordance with the applicable underwriting agreement, such Debentures will constitute valid and binding obligations of the Corporation.

        The opinions set forth hereinabove are subject to the following limitations and qualifications:

                (a) The enforceability of any obligation of the Corporation is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and any similar laws generally affecting creditors' rights and remedies and is also subject to general principles of equity, including commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought at law or in equity).

                (b) The Indenture contains a provision to the effect that the acceptance by the Trustee or the holders of Debentures of a past due installment by the Corporation shall not be deemed a waiver of its or their right to accelerate. The North Carolina Court of Appeals has held that, when a holder of an obligation regularly accepts late payments, it is deemed to waive its right to accelerate the debt because of late payments until it notifies the maker of the obligation that prompt payments are again required.

                (c) North Carolina General Statute Section 6-21.2 sets forth certain procedures and limitations applicable to the collection of attorneys' fees, and our opinions are conditioned upon the application of and compliance with those provisions.

                (d) We express no opinion as to any provision of the Indenture purporting to relieve the Trustee of the exercise of reasonable diligence.

                (e) We express no opinion (i) as to, and assume compliance with, any applicable federal or state securities law or (ii) with respect to the enforceability

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Securities and Exchange Commission
April 4, 1996
Page 3

                of any provision of the Indenture pursuant to which any party is
                indemnified   against  a  liability   arising  under  applicable
                securities laws.

                (f) We express no opinion as to the effectiveness of any of the provisions of the Indenture whereby the Company purports to waive procedural, substantive or constitutional rights or provisions.

                (g) The opinions set forth herein are limited to the laws of the State of North Carolina as applied by courts located in North Carolina. Pursuant to its terms, the Indenture is governed by the laws of the State of New York; for purposes of this opinion we have assumed, without independent investigation, that the laws of the State of New York governing the Indenture are the same as those which would govern the Indenture if it were governed by the law of the State of North Carolina, notwithstanding the choice of law provisions therein.

        We hereby consent to the use of this opinion as an exhibit to the Form 8-K referred to hereinabove and filed with the Commission as required by the Act and to any reference to this opinion or to our firm under the heading "Legal Opinions" in the Prospectus Supplement. We do not, however, thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                  Very truly yours,

                                  SCHELL BRAY AYCOCK ABEL & LIVINGSTON L.L.P.





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